EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187164) of our report dated September 26, 2014 related to the consolidated financial statements of Truett-Hurst, Inc. which appears in this Form 10-K.

Santa Rosa, California
September 26, 2014